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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant |_|
Filed by a Party other than the Registrant |X|

Check the appropriate box:

|_|   Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|_|   Definitive Proxy Statement

|X|   Definitive Additional Materials

|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

         Meridian Healthcare Growth and Income Fund Limited Partnership
                (Name of Registrant as Specified in Its Charter)

                        MACKENZIE PATTERSON FULLER, INC.
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

            1) Title of each class of securities to which transaction applies:

            2)    Aggregate number of securities to which transaction applies:

            3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            4)    Proposed maximum aggregate value of transaction:

            5)    Total fee paid:

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

            1)    Amount Previously Paid:

            2)    Form, Schedule or Registration Statement No.:

            3)    Filing Party:

            4)    Date Filed:

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July 21, 2005

SUBJECT: CONSENT SOLICITATION REGARDING SALE OF MERIDIAN GROWTH & INCOME FUND
         LIMITED PARTNERSHIP'S PROPERTIES

Dear Unit Holder:

You have received a letter from the general partners informing you that so far a minority of the limited partners have consented to the sale of the properties. This failure to obtain a majority has forced the general partners to extend the solicitation period. The general partners stated that they had received 80% of the consents necessary for approval, which is a clever attempt to hide the fact that they have received consents from only 40% of the Units, suggesting that holders of a majority of the Units agree with us and are not consenting to the Sale.

                     Please do NOT consent to the proposals!
    You can change your previous consent by submitting a later-dated consent

We previously sent you proxy materials requesting that you grant us a proxy to vote against the sale of the properties and against the amendment to the Limited Partnership Agreement (or, alternatively, that you vote against the solicitation yourself). We believe that the Partnership can sell its properties for far more than the current sale price, and Senior Living Investment Brokerage, Inc. believes that the sale price could be as much as $20,000,000 MORE, or as much as $11 per Unit higher. However, the general partner has agreed to sell the properties for only $50,000,000 without active marketing of the properties! In our experience, active marketing through a national brokerage firm almost always results in significantly higher sales prices. This is especially true in today's competitive market for income-producing properties.

    We believe the general partner is leaving as much as $11 per Unit of your and our money on the table!

As you know, we and our affiliates recently completed a tender offer for your Units, putting our money where our mouth is! We offered to purchase your Units for the $20 per Unit that the general partner projected you would receive from the sale of the properties at this price. Thus, we believe that your interest as a Unitholder is aligned with ours, because we are now owners of 124,629 Units, approximately 8% of the Partnership!

Please review our proxy materials and the consent solicitation sent by the Partnership and consider our position. We have included with this letter another consent form on green paper. If you have already granted us a proxy, you do not need to take any further action.

If you have any questions, please contact Chris Simpson at the number or email below.

                        MacKenzie Patterson Fuller, Inc.,
                               1640 School Street
                            Moraga, California 94556
                            Facsimile: (925) 631-9119
                             (800) 854-8357 ext. 224
                                 chris@mpfi.com

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         MERIDIAN HEALTHCARE GROWTH AND INCOME FUND LIMITED PARTNERSHIP
                Proxy for the Consent Solicitation of Unitholders
                     Mailed by the Partnership June 21, 2005
                 Solicited by MacKenzie Patterson Fuller, Inc.,
                 NOT by the General Partners of the Partnership

      The undersigned hereby appoints MacKenzie Patterson Fuller, Inc. and/or C.
E. Patterson, with full power of substitution, to represent the undersigned and to vote all of the Units of limited partnership interest in Meridian Healthcare Growth and Income Fund Limited Partnership (the "Partnership"), which the undersigned is entitled to vote in the Consent Solicitation of Unitholders of the Partnership mailed by the Partnership on or about on June 21, 2005, and for any extension, adjournment, or postponement or further solicitation thereof as hereinafter specified upon the proposals listed below and as more particularly described in the Proxy Statement of MacKenzie Patterson Fuller, Inc. dated July 7, 2005 (the "Proxy Statement"), receipt of which is hereby acknowledged.

      THE UNITS REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH UNITS SHALL BE VOTED "AGAINST" PROPOSALS 1, 2, AND 3.

      You are urged to sign and promptly mail this proxy in the return, postage-paid envelope so that your units will be voted.

MPF RECOMMENDS MARKING "DOES NOT CONSENT" ON PROPOSAL NUMBER 1

In Proposal Number 1, the General Partners request that the limited partners consent to: "1. The sale of all of the rights in the real property on which each of the Facilities owned and operated by the Operating Partnerships of the Fund are located and all of the interests in or rights to use, if any, certain personal property located at the Facilities and/or used primarily in connection with the operation of the Facilities, pursuant to the Asset Purchase Agreement dated as of February 11, 2005 by and among FC Properties VI, LLC, a Delaware limited liability company and Plainfield Meridian Limited Partnership, Caton Manor Meridian Limited Partnership, Frederick Meridian Limited Partnership, Hamilton Meridian Limited Partnership, Randallstown Meridian Limited Partnership, Mooresville Meridian Limited Partnership, and Spencer Meridian Limited Partnership each Maryland limited partnerships and subsidiaries of the Fund (each an "Operating Partnership" and, collectively, the "Seller") (the "Sale") and the grant to the General Partners, or any one of them, through their officers, employees, and agents, of the authority to negotiate, execute, and deliver all documents, agreements, instruments, and certificates, and pay all fees, expenses and disbursements (including, but not limited to, real estate broker commissions), and take any and all other actions as they or any one of them may deem necessary or advisable in connection with or relating to the Sale."

      |_| DOES NOT CONSENT       |_| ABSTAINS           |_| CONSENTS

MPF RECOMMENDS MARKING "DOES NOT CONSENT" ON PROPOSAL NUMBER 2

In Proposal Number 2, the General Partners request that the limited partners consent:

"2. To the liquidation, dissolution and winding-up of the Fund pursuant to
Article 8 of the Partnership Agreement following the consummation of the Sale (the "Liquidation")."

    |_| DOES NOT CONSENT         |_| ABSTAINS           |_| CONSENTS

MPF RECOMMENDS MARKING "DOES NOT CONSENT" ON PROPOSAL NUMBER 3

In Proposal Number 3, the General Partners request that the limited partners consent:

"3. To the Amendment to the Agreement of Limited Partnership of the Fund, dated as of December 8, 1987 (as amended, supplemented or otherwise modified from time to time) (the "Partnership Agreement") to permit the General Partners to sell all or substantially all of the assets of the Fund to unaffiliated third parties without first obtaining Investor consent (the "Amendment")."

    |_| DOES NOT CONSENT         |_| ABSTAINS           |_| CONSENTS


Signature: ________________________       Joint Signature:  ____________________
                                          (if held jointly)
Name:      ________________________       Name: ________________________________
Title:     ________________________
                                          Estimated # of
Please sign your name(s) in the same      Units Being voted: ______________
manner as the name(s) in which
ownership of the Units is registered.     Dated: _______________
When Units are held by two or more        [investor name]
joint holders, all such holders must
sign. When signing as
attorney-in-fact, executor,
administrator, trustee or guardian,
please give full title as such. If a
corporation, please sign in full
corporate name by the President or
other authorized officer. If a
partnership, please sign in
partnership name by an authorized
partner. If a limited liability
company, please sign in the limited
liability company name by the members
or the duly authorized manager.